UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2010

ENZON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12957	22-2372868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Route 202/206, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:  (908) 541-8600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 29, 2010, Enzon Pharmaceuticals, Inc. (the "Company") completed the previously announced sale of its specialty pharmaceuticals business (the "Business"), which includes (i) the Company's marketed products Oncaspar®, DepoCyt®, Abelcet® and Adagen® (the "Products"), (ii) the Company's Indianapolis, Indiana manufacturing facility, and (iii) other related assets (collectively, the "Assets") to Klee Pharmaceuticals, Inc. ("Klee") and Defiante Farmacêutica, S.A. ("Defiante" and, together with Klee, the "Purchasing Parties") pursuant to an Asset Purchase Agreement, dated as of November 9, 2009, by and between Klee, Defiante and Sigma-Tau Finanziaria S.p.A., on the one hand, and the Company, on the other hand (the "Agreement").

Pursuant to the terms of the Agreement, in consideration for the sale of the Assets, the Company received $300 million in cash, subject to certain customary working capital adjustments, and the Purchasing Parties assumed certain liabilities associated with the Business.  In addition, the Agreement provides that the Purchasing Parties will make certain milestone payments to the Company as follows: (i) $5 million upon approval by the U.S. Food and Drug Administration ("FDA") of a reformulation of Oncaspar® using the SS linker, (ii) $7 million upon FDA approval of a reformulation of Oncaspar® using the SC linker and (iii) either (a) $15 million if the European Medicines Agency ("EMEA") approves a reformulation of Oncaspar® using the SC linker on an accelerated basis or (b) $10 million if the EMEA approves a reformulation of Oncaspar® using the SC linker on a non-accelerated basis.  The Company will also receive the following royalty payments: (i) for the years 2010 through 2014, 5% of the amount by which Net Receipts (as defined in the Agreement) in respect of Products sold in the United States in such years exceeds Net Receipts in respect of Products sold in the United States in 2009; (ii) for the years 2010 and 2011, 10% of the amount by which Net Receipts in respect of Products sold outside the United States in such years exceeds Net Receipts in respect of Products sold outside the United States in 2009; and (iii) for the years 2012 through 2014, 5% of the amount by which Net Receipts in respect of Products sold outside the United States in such years exceeds Net Receipts in respect of Products sold outside the United States in 2009.

Section 8 – Other Information

Item 8.01.  Other Events.

On January 29, 2010, the Company issued a press release regarding the completion of the sale of the Business and its intention to commence an offer to repurchase the Company's outstanding 4% Convertible Senior Notes due 2013.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Attached as Exhibit 99.2 and incorporated herein by reference is (i) the unaudited pro forma condensed consolidated balance sheet of the Company as of the September 30, 2009, (ii) the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2009 and September 30, 2008, and (iii) the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2008, December 31, 2007 and December 31, 2006.  These pro forma financial statements are derived from the historical consolidated financial statements of the Company and give effect to the sale of the Business to the Purchasing Parties and the receipt of the net proceeds related thereto.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Enzon Pharmaceuticals, Inc. press release, dated January 29, 2010.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Enzon Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 29, 2010

ENZON PHARMACEUTICALS, INC.

By:	/s/ Craig A. Tooman
Name:	Craig A. Tooman
Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Enzon Pharmaceuticals, Inc. press release, dated January 29, 2010.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Enzon Pharmaceuticals, Inc.